As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALISADE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4600 South Syracuse Street Suite 900 Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Palisade Bio, Inc. 2021 Equity Incentive Plan

Amended and Restated Palisade Bio, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

J.D. Finley

Chief Executive Officer

Palisade Bio, Inc.

4600 South Syracuse Street, Suite 900

Denver, Colorado 80237

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker

Gunderson Dettmer Stough Villeneuve

Franklin & Hachigian, LLP

3570 Carmel Mountain Road, Suite 200

San Diego, CA 92130

(858) 436-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Palisade Bio, Inc., a Delaware corporation (“Palisade” or “Registrant”), for the purpose of registering an additional 42,728,184 shares (“Additional Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), that are issuable to eligible employees, consultants, contractors, and directors of the Registrant and its affiliates under the Registrant’s: (i) Amended and Restated Palisade Bio, Inc. 2021 Equity Incentive Plan (the “A&R Incentive Plan”), which amended and restated the Palisade Bio, Inc. 2021 Equity Incentive Plan; and (ii) Amended and Restated Palisade Bio, Inc. 2021 Employee Stock Purchase Plan (the “A&R ESPP” and together with the A&R Incentive Plan, the “Plans”), which amended and restated the Palisade Bio, Inc. 2021 Employee Stock Purchase Plan. On April 29, 2026, the Registrant filed with the Securities and Exchange Commission the Registrant’s definitive proxy statement for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 10, 2026, which included, among other things, a proposal to adopt the A&R Incentive Plan and a proposal to adopt the A&R ESPP. The proposals to adopt the A&R Incentive Plan and the A&R ESPP were approved by the Registrant’s stockholders on June 10, 2026 at the Annual Meeting. The Registrant previously registered an aggregate of 365,816 shares of Common Stock underlying the Plans that are issuable to eligible employees, consultants, contractors, and directors of the Registrant and its affiliates, consisting of: (i) 2,157 shares on Form S-8 (File No. 333-259553) filed on September 15, 2021, (ii) 949 shares on Form S-8 (File No. 333-263706) filed on March 18, 2022, (iii) 64,348 shares on Form S-8 (File No. 333-274522) filed on September 14, 2023, (iv) 61,805 shares on Form S-8 (File No. 333-278387) filed on March 29, 2024 and (v) 236,557 shares on Form S-8 (File No. 333-291465) filed on November 12, 2025 (collectively the “Prior Registration Statements”). All share amounts reflected in this Registration Statement on Form S-8 give effect to the 1-for-50 reverse stock split that became effective November 16, 2022 and the 1-for-15 reverse stock split that became effective April 5, 2024.

This Registration Statement relates to securities of the same class as registered on the Prior Registration Statements and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of the Additional Securities. Pursuant to Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

USE OF COMBINED PROSPECTUS

Pursuant to Rule 429(a) of the Securities Act of 1933, as amended, the prospectus that will be used in connection with the offer and sale of the securities covered by this Registration Statement and issued pursuant to the Plans (the “Combined Prospectus”) will also be used in connection with the sale of securities covered by the Prior Registration Statements.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).

3.2	Certificate of Designation of Series A 4.5% Convertible Preferred Stock (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016).

3.3	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2024.

3.4	Amendment to Amended and Restated Certificate of Incorporation of Palisade Bio, Inc., effective November 15, 2022 (Incorporated by reference to Exhibit 3.01(i) to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2022).

3.5	Amendment to the Amended and Restated Certificate of Incorporation of Palisade Bio, Inc. effective April 5, 2024 (Incorporated by reference to Exhibit 3.01(i) to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).

3.6	Amendment to the Amended and Restated Certificate of Incorporation of Palisade Bio, Inc. effective December 3, 2025 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 4, 2025).

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

10.1	Amended and Restated Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Appendix 2 to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026).

10.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.3	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.4	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025).

10.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Optional Cash Settlement) (Incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025).

10.6	Amended and Restated Palisade Bio, Inc. Employee Stock Purchase Plan (Incorporated by reference to Appendix 3 to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026).

23.1*	Consent of Baker Tilly US, LLP.

23.3*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. (included in Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

107*	Filing Fee Table.

* Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 10, 2026.

PALISADE BIO, INC.

By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.D. Finley, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J.D. Finley	Chief Executive Officer, Chief Financial Officer and Director	June 10, 2026
J.D. Finley	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Donald A. Williams	Chairman of the Board of Directors	June 10, 2026
Donald A. Williams

/s/ Emil Chuang	Director	June 10, 2026
Emil Chuang

/s/ Robert F. Baltera, Jr.	Director	June 10, 2026
Robert F. Baltera, Jr.

/s/ Jordan Zwick	Director	June 10, 2026
Jordan Zwick